Exhibit 99.2

ONESCREEN, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Page
CONSOLIDATED BALANCE SHEETS:
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 (Unaudited)	2

CONSOLIDATED STATEMENTS OF OPERATIONS:
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013 (Unaudited)	3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT:
FOR THE SIX MONTHS ENDED JUNE 30, 2014 (Unaudited)	4

CONSOLIDATED STATEMENTS OF CASH FLOWS:
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013 (Unaudited)	5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)	6

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ONESCREEN, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$129,833	$927,853
Accounts receivable, net	195,176	1,938,946
Prepaid expenses	2,509	3,000
Total current assets	327,518	2,869,799

Property and equipment, net	84,242	110,896

Other assets:
Intangible assets, net	422,064	604,820
Investment	20,000	20,000
Deposits	-	17,683
Total other assets	442,064	642,503
Total assets	$853,824	$3,623,198

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$2,894,441	$3,231,469
Accrued expenses	525,049	1,234,030
Total current liabilities	3,419,490	4,465,499

Other liabilities	10,311	8,261
Total liabilities	3,429,801	4,473,760
Stockholders' deficit:
Preferred stock $0.001 par value; 5,000,000 shares authorized;
none issued and outstanding
Common stock $0.001 par value; 150,000,000 shares authorized;	-	-
86,798,138 and 83,998,138 shares issued and outstanding, respectively	86,798	83,998
Additional paid-in capital	33,684,884	32,973,246
Subscription receivable	-	(250,000)
Accumulated deficit	(36,347,659)	(33,657,806)
Total stockholders' deficit	(2,575,977)	(850,562)
Total liabilities and stockholders' deficit	$853,824	$3,623,198

See accompanying notes to financial statements.

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ONESCREEN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months
	ended
	June 30, 2014	June 30, 2013

Revenue	$630,897	$8,028,006
Cost of revenue	1,005,133	6,798,557

Gross profit (loss)	(374,236)	1,229,449

Operating expenses:
Legal and professional fees	116,264	234,515
General and administrative expenses	2,221,867	2,855,890
Research and development	-	695,183
Selling expenses	14,262	160,016
Depreciation and amortization	209,410	200,357
Total operating expenses	2,561,803	4,145,961

Loss from operations	(2,936,039)	(2,916,512)

Other (income) expense:
Other income	(246,186)	(367)
Total other (income) expense	(246,186)	(367)

Net loss	$(2,689,853)	$(2,916,145)

Net loss per common share - basic and diluted	$(0.03)	$(0.04)

Weighted average number of common shares outstanding:
Basic	84,384,878	71,203,695
Diluted	84,384,878	71,203,695

See accompanying notes to financial statements.

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ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Unaudited)

			Common Stock and
	Preferred Stock		Common Stock Subscribed		Additional	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Receivable	Deficit	Total
Balance, December 31, 2013	-	$-	83,998,138	$83,998	$32,973,246	$(250,000)	$(33,657,806)	$(850,562)
Common stock issued under subscription agreement	-	-	-	-	-	250,000	-	250,000
Common stock issued for services	-	-	2,800,000	2,800	557,200	-	-	560,000
Stock-based compensation	-	-	-	-	154,438	-	-	154,438
Net loss	-	-	-	-	-	-	(2,689,853)	(2,689,853)
Balance, June 30, 2014	-	$-	86,798,138	$86,798	$33,684,884	$-	$(36,347,659)	$(2,575,977)

See accompanying notes to financial statements.

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ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months
	ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net loss	$(2,689,853)	$(2,916,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,654	17,089
Provision for bad debts	77,920	155,833
Amortization of intangibles	182,756	183,268
Stock-based compensation	714,438	405,576
Change in operating assets and liabilities:
Accounts receivable	1,665,850	1,394,241
Prepaid expenses	491	22,483
Other assets	-	-
Deposits	17,683	(2,683)
Accounts payable	(337,028)	99,287
Accrued expenses	(708,981)	352,279
Other liabilities	2,050	4,855
Net cash flows used in operating activities	(1,048,020)	(283,916)

Cash flows from investing activities:
Purchase of property and equipment	-	(88,279)
Purchase of intangible assets	-	(21,889)
Net cash flows used in investing activities	-	(110,168)

Cash flows from financing activities:
Proceeds from issuance of common stock	250,000	-
Net cash flows provided by financing activities	250,000	-

Net decrease in cash and cash equivalents	(798,020)	(394,084)

Cash and cash equivalents, beginning of period	927,853	580,201

Cash and cash equivalents, end of period	$129,833	$186,117

Supplemental cash flow disclosures:
Interest paid	$18,023	$-
Income taxes paid	$-	$268

See accompanying notes to financial statements.

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

Note 1 – Summary of Significant Accounting Policies and Basis of Presentation

Nature of Business

OneScreen, Inc. and subsidiary ("OneScreen" or the “Company”) is a digital media software company that offers to stakeholders in the television industry a comprehensive video platform, a business-to-business marketplace, and professional services.

OneScreen provides audiences with greater access to video content, as well as, when, where, and how they want to receive that content. The Company partners with key stakeholders in the industry: producers and aggregators, publishers and networks, and advertisers and agencies, powering them with the digital video technologies and partnerships they need to thrive. OneScreen has created Media Graph, which is a platform of built-in relationships, adaptable technology, and creative services for every role and need across the digital ecosystem. From publishers that need playout tools, producers who need content and rights management, and advertisers looking to enhance their media buying capabilities, OneScreen offers technologies and services for every stakeholder. The Company also enables aggregators, networks and agencies to connect and share video, manage daily operations, and transact in the marketplace. The Company’s current revenue streams include digital media software and display advertising.

On February 7, 2013, the Board of Directors approved the merger of OneScreen Inc., a California corporation, and OneScreen Inc., a Delaware corporation, whereby OneScreen, Inc., a Delaware corporation became the surviving corporation of the merger.

In January 2014, the Company entered into a license agreement with an unrelated party (“Party A”). According to the agreement, the majority of the Company’s net revenues between December 2013 through March 2014 will be paid to Party A. This license agreement sets a minimum payable amount of $50,000 per month.

During May 2014, the Company spun-off a division (the “Division”) to which it assigned its platform technology, other intellectual property, all the fixed assets, approximately 70 of its publisher customer relationships/agreements and approximately 5 of its advertiser relationships in anticipation of a sale to Party A (See Note 7).

As of May 1, 2014, all the Company’s employees were assigned to Party A.

Principles of Consolidation

The unaudited consolidated financial statements include the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Method

The Company maintains its accounting records on an accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the allowance for doubtful accounts, recoverability of property and equipment, valuation of software development costs, accrued expenses and other current liabilities, stock-based compensation, income taxes and the valuation on deferred tax assets and contingent liabilities. Actual results from the resolution of such estimates and assumptions may vary from the estimates and assumptions used in the preparation of the consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

Revenue Recognition

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification “ASC”) Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collection is probable. Credits or refunds are recognized when they are determinable and estimable.

Marketplace revenue consists of fees paid by advertisers in order to display their advertisements on a publisher’s website. The Company’s proprietary technology platform is used to connect advertisers and content providers with publishers. The Company collects fees from the advertisers, retains a fee for services provided, and distributes the balance to the content providers and publishers. Revenue is recognized in the period that the advertising impressions, click-throughs or actions occur.

Platform services revenue consists of fees charged to customers for access to OneScreen hosted software application services, which provide customers with features and functionality for uploading, managing, distributing, and monetizing their video assets. Revenue is derived from three primary sources: (1) the subscription to its technology, (2) bandwidth services and (3) professional services. Contracts for customers generally have an open term and are cancellable by either party by providing at least 30 days prior written notice to the other party.

In accordance with FASB ASC Subtopic 605-45-45, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company evaluates whether it is appropriate to record revenue on a gross basis and related costs or the net basis earned as commissions. Generally, if the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded on a gross basis. Based on this evaluation, the Company recorded all revenue on a gross basis for the six month periods ended June 30, 2014 and 2013.

Accounts Receivable

Accounts receivable are recorded at the invoiced amounts and are non-interest bearing. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the customers may have an inability to meet its financial obligations, such as bankruptcy proceedings and receivable amounts outstanding for an extended period beyond contractual terms. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due in order to reduce the receivable to the amount expected to be collected. These specific allowances are reevaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary. Accounts deemed uncollectible are written off, as appropriate, typically after 120 days. Previously written-off accounts receivable subsequently collected are recognized as a reduction of bad debt expense when funds are received. The allowance for doubtful accounts was $92,605 and $301,626 as of June 30, 2014 and December 31, 2013, respectively.

Cost of Revenue

Cost of marketplace revenue consists of amounts paid to publishers and video content providers each time a display advertisement (i.e., a video with a pre-roll advertisement) runs on a publisher’s website. The Company becomes obligated to make payments related to the above costs in the period the advertising impressions, click-throughs, and click per actions are delivered or occur. Such costs are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying consolidated statements of operations.

Cost of platform services revenue includes cost of storage of the digital assets, cost of ad serving optimization, cost of encoding, and the cost of bandwidth and are recognized in the month that the services are provided.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of the related assets as follows:

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

Category	Useful Lives
Furniture and fixtures	5 years
Office and computer equipment	3 years
Software	3 years

Betterments, renewals and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is recognized in the consolidated statements of operation for that period.

Capitalized Website Costs

In accordance with FASB ASC Subtopic 350-50, Intangibles-Goodwill and Other – Website Development Costs, costs for developing website application and infrastructure, creating the initial graphics of the website, and adding upgrades and enhancements are capitalized, whereas costs for planning, adding content and operating the website are expensed as incurred. Capitalized website costs are stated at cost less accumulated amortization. Amortization is provided for on a straight-line basis over an estimated useful life of two years and such costs were fully amortized as of December 31, 2013.

Software Development Costs

In accordance with FASB ASC Subtopic 350-40, Intangibles-Goodwill and Other – Internal-Use Software, costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over an estimated useful life of three years. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Patents and Trademarks

The Company relies principally on the intellectual property laws of the United States, including seeking patent and trademark protections through the United States Patent and Trademark Office, and has adopted confidentiality procedures and contractual provisions in vendor and client service agreements in order to protect its proprietary technology, confidential information, business strategies, brands, and other trade secret information. The Company enters into confidentiality and invention assignment agreements with its employees and consultants. OneScreen rigorously controls access, whether internal or external, to the Company’s proprietary technology.

The Company has various patent and trademark applications either pending or issued by the United States Patent and Trademark Office. The Company has one registered trademark in four classifications of services for the “ONESCREEN” mark, and three pending trademarks currently in prosecution review.

The Company also has five patent applications in various stages of completion, with three non-provisional applications filed and either awaiting review or currently in prosecution review, one non-provisional application awaiting completion to be filed, and one provisional application that has been filed, but is pending conversion to non-provisional status. The Company does not have any patent applications pending in any international jurisdictions, however the Company may seek coverage in additional jurisdictions to the extent the Company determines such coverage is appropriate and cost-effective.

In accordance with FASB ASC Topic 350, Intangibles-Goodwill and Others, costs incurred for the registration of patents and trademarks are capitalized as incurred. Amortization is provided for on a straight-line basis over an estimated useful life of 20 years. The trademark is considered to have an indefinite life and, therefore, is not subject to amortization. The Company reviews the carrying value of the trademark for impairment annually and whenever events or changes in circumstances indicate that the carrying value of the trademark may exceed its fair value.

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

Net Loss Per Share Calculation

Net loss per share is provided in accordance with FASB ASC 260-10, Earnings per Share. Basic net loss per common share ("EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the periods. Diluted earnings per share is computed by dividing net loss by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive.

The weighted average number of common shares outstanding for computing basic and diluted EPS for the six months ended June 30, 2014 and 2013 were 84,384,878 and 71,203,695, respectively.

Options to purchase 32,679,500 and 5,099,500 common shares were outstanding during the six months ended June 30, 2014 and 2013, respectively, but were not included in the computation of diluted loss, per share because the effects would have been anti-dilutive.

Recently Issued Accounting Pronouncements

In January 2013, the FASB amended its guidance on the presentation of comprehensive income. Under the amended guidance, an entity must present information regarding reclassification adjustments from accumulated other comprehensive income in a single note or on the face of the financial statements. This is required for both annual and interim reporting. The amendment became effective for reporting periods beginning after December 15, 2012 and is to be applied prospectively. Early adoption is permitted. The Company has elected to adopt this guidance during the year ended December 31, 2012. This guidance did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 requires that unrecognized tax benefits be presented in the consolidated financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain circumstances. When those circumstances exist, the unrecognized tax benefit should be presented in the consolidated financial statements as a liability and should not be combined with deferred tax assets. The Company adopted this guidance effective January 1, 2014 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In May 2014, the FASB and the International Accounting Standards Board jointly issued ASU No. 2014-9, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common revenue standard for US GAAP and International Financial Reporting Standards. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU is effective for public entities for annual and interim periods beginning after December 15, 2016 and for private companies in periods beginning after December 15, 2017. Early adoption is not permitted under US GAAP and retrospective application is permitted, but not required. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial position and results of operations.

Note 2 – Going Concern

The Company had a net loss of $2,689,853 for six months ended June 30, 2014, and further losses are anticipated during the remainder of 2014. The Company had a negative cash flow from operations of $1,048,020 and $283,916 for six months ended June 30, 2014 and 2013, respectively, and negative working capital of $3,091,972 and a net stockholders’ deficit of $2,575,977 as of June 30, 2014. The Company’s ability to continue as a going concern is uncertain without additional debt or equity financing from outside investors. Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities (See Note 7). However, there can be no assurance that the Company will be able to raise additional capital or generate enough cash from operating activities as needed, which could have a materially adverse effect on the Company’s business, consolidated financial position, results from operations, or cash flows. Actual results could differ from management’s assessment.

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

The unaudited consolidated financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The unaudited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary, should the Company be unable to continue as a going concern.

Note 3 – Intangible Assets

The following table summarizes the intangible assets as of June 30, 2014 and December 31, 2013.

	Useful Lives	June 30, 2014	December 31, 2013

Software Development Cost	3	2,364,563	2,364,563
Patents	20	43,559	43,559
Trademarks	N/A	10,275	10,275
		2,418,397	2,418,397
Less: accumulated amortization		(1,996,333)	(1,813,577)

Intangible assets, net		$422,064	$604,820

For the six months ended June 30, 2014 and 2013, the amortization of intangible assets was $182,756 and $183,268 respectively.

Note 4– Income Taxes

The Company had net operating loss carryforwards (“NOLs”) as of December 31, 2013 of approximately $17.7 million for federal income tax purposes and approximately $14.5 million for state income tax purposes, portions of which are expiring at various years through 2031. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code (“IRC”) Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carryforwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be significantly limited.

The Company has no tax provision for the six month periods ended June 30, 2014 and 2013 due to losses incurred and full valuation allowances against its net deferred tax assets.

Note 5 – Stockholders’ Equity

Issuance of Common Stock

During the six months ended June 30, 2014, the Company issued 2,800,000 shares of its common stock to a consultant in exchange for services rendered with an aggregate fair value of $560,000 or $0.20 per share on average during the six months ended June 30, 2014. The Company received the remaining $250,000 related to the stock purchase agreement signed on October 30, 2013, thereby reducing the subscription receivable to $0. The total number of shares outstanding as of June 30, 2014 was 86,798,138.

Note 6 – Commitments and Contingencies

Litigation

The Company is involved in certain claims that have arisen in the normal course of business. In the opinion of management, any liabilities that may arise as a result of such claims will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

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ONESCREEN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2014

Note 7 – Subsequent Events

On July 15, 2014, the Company and its Division executed a Stock Purchase Agreement with Party A, to be effective on June 30, 2014, whereby the Company sold certain assets in exchange for 5,000,000 shares of Party A’s common stock.

The assets sold pursuant to the Stock Purchase Agreement consisted of intellectual property, equipment, selected customer agreements and talent. This includes video storage and hosting, video encoding, content management, HTML5/Flash video players, and advertising inventory management.

OneScreen shareholders received consideration equal to approximately $16,500,000, which reflects the Company’s estimate of the value of the assets sold. This estimated value is based on the number of shares issued to OneScreen’s shareholders, the ongoing relationship between Party A and OneScreen, Party A’s expected use of the assets acquired, OneScreen’s operating assets and revenues in relation to valuations of several similar companies, and a 2013 third party valuation of OneScreen.

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